LEASE AGREEMENT

BY AND BETWEEN

CFRI/CQ NORWOOD UPLAND, L.L.C., AS LANDLORD

AND

TECH TARGET, INC., AS TENANT

DATED

SEPTEMBER ____, 2008

UPLAND WOODS CORPORATE CENTER, NORWOOD, MASSACHUSETTS

Table of Contents

1.1.	Introduction
1.2.	Basic Data
1.3.	Additional Definitions

ARTICLE II PREMISES AND APPURTENANT RIGHTS
2.1.	Lease of Premises
2.2.	Appurtenant Rights and Reservations
2.3.	Rooftop Equipment
2.4.	Fitness Center
2.5.	Cafeteria
2.6.	Adjustment to Premises Rentable Area

ARTICLE III BASIC RENT
3.1.	Basic Rent

ARTICLE IV TERM OF LEASE
4.1.	Commencement Date
4.2.	Preparation of the Premises
4.3.	Conclusiveness of Landlord’s Performance; Warranties	[
4.4.	Relocation Expense Reimbursement

ARTICLE V USE OF PREMISES
5.1.	Permitted Use
5.2.	Installations and Alterations by Tenant

ARTICLE VI ASSIGNMENT AND SUBLETTING
6.1.	Prohibition
6.2.	Excess Payments

ARTICLE VII RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES
7.1.	Landlord Repairs
7.2.	Tenant’s Agreement
7.3.	Floor Load - Heavy Machinery
7.4.	Building Services
7.5.	Electricity
7.6.	Interruption of Services

ARTICLE VIII REAL ESTATE TAXES
8.1.	Payments on Account of Real Estate Taxes
8.2.	Abatement
8.3.	Alternate Taxes
8.4.	Tax Increment Financing Agreement

ARTICLE IX OPERATING EXPENSES
9.1.	Definitions
9.2.	Tenant’s Payment

ARTICLE X INDEMNITY AND PUBLIC LIABILITY INSURANCE
10.1.Tenant’s Indemnity
10.2.Public Liability Insurance
10.3.Tenant’s Risk
10.4.Injury Caused by Third Parties
10.5.Landlord’s Insurance
10.6.Waiver of Subrogation
10.7.Landlord Indemnity

ARTICLE XI LANDLORD’S ACCESS TO PREMISES
11.1.Landlord’s Rights

ARTICLE XII FIRE, EMINENT DOMAIN, ETC.
12.1.Abatement of Rent
12.2.Right of Termination
12.3.Restoration
12.4.Award
12.5.Temporary Taking

ARTICLE XIII DEFAULT
13.1.Default
13.2.Remedies

ARTICLE XIV MISCELLANEOUS PROVISIONS AND
14.1.Extra Hazardous Use
14.2.Waiver
14.3.Covenant of Quiet Enjoyment
14.4.Landlord’s Liability
14.5.Notice to Mortgagee
14.6.Assignment of Rents and Transfer of Titles
14.7.Rules and Regulations
14.8.Additional Charges
14.9.Invalidity of Particular Provisions
14.10.Provisions Binding, Etc.
14.11.Recording
14.12.Notices
14.13.When Lease Becomes Binding
14.14.Paragraph Headings
14.15.Rights of Mortgagee; Park Covenants
14.16.Status Report
14.17.Security Deposit
14.18.Remedying Defaults; Late Payments
14.19.Holding Over
14.20.Surrender of Premises
14.21.Brokerage
14.22.Environmental Compliance
14.23.Exhibits
14.24.Governing Law
14.25.Evidence of Authority
14.26.Representations and Warranties of Tenant
14.27.Landlord’s Representations and Warranties
14.28.Permitting Matters
14.29.Force Majeure

ARTICLE XV TENANT OPTION TO EXTEND
15.1.Fair Market Rent
15.2.Option to Extend

ARTICLE XVI RIGHT OF FIRST OFFER TO LEASE

ARTICLE XVII RIGHT OF FIRST OFFER TO PURCHASE

EXHIBIT LIST

Exhibit A:                    The Land
Exhibit B:                     Floor Plan
Exhibit C:                     Landlord's Work
Exhibit D:                     Schedule
Exhibit E:                      Cleaning Specifications
Exhibit F:                      Items Included in Operating Expenses
Exhibit G:                      Rules and Regulations
Exhibit H:                      Form of Letter of Credit
Exhibit I:                        Property Title Policy

Lease Agreement

THIS INSTRUMENT IS A LEASE, dated as of September ___, 2008, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a building (the “Building”) located at Lot 4 in the Upland Woods Corporate Center, Norwood, Massachusetts.  The parties to this instrument hereby agree with each other as follows:

BASIC LEASE PROVISIONS

1.1.	Introduction

The following sets forth basic data and, where appropriate, constitutes definitions of the terms hereinafter listed.

1.2.	Basic Data

Landlord:                                CFRI/CQ Norwood Upland, L.L.C., a Delaware limited liability company

Landlord’s Original Address: c/o Campanelli Companies, One Campanelli Drive, Braintree, Massachusetts 02185

Tenant:                      Tech Target, Inc., a Delaware corporation

Tenant’s Original Address:

Before the Commencement Date:                                                                           117 Kendrick Street, Suite 800, Needham, MA 02494

From and After the Commencement Date:  The Premises.

Building:                      An approximately one hundred ninety-eight thousand six hundred forty-one square foot (198,641 sq. ft.), four (4) story building  to be located at Lot 4 in the Upland Woods Corporate Center, Norwood, Massachusetts.

Basic Rent per square foot of the Premises Rentable Area per annum:

Year 1 through Year 5:                                                                $28.75

Year 6 through Year 10:                                                                $30.75

Basic Rent may be adjusted and/or abated pursuant to Sections 2.6, 4.2, 8.4 and 12.1.

Premises Rentable Area:  Approximately one hundred thirteen thousand seventeen (113,017) square feet, of which one hundred two thousand five hundred ninety-five (102,595) square feet are located on the third floor and portions of the first, second and fourth floors of the Building (the “Phase I Premises”), and the remaining ten thousand four hundred twenty-two (10,422) square feet is located on fourth floor of the Building (the “Phase II Premises”), as measured in accordance with the Measurement Method (subject to adjustment pursuant to Section 2.6).

Permitted Uses:                                           General office uses, as well as uses that are ancillary to general office use such as data centers, training rooms and an employee break kitchen.

Parking Space:                                           Parking spaces shall be provided based upon a ratio of four (4) spaces per one thousand (1,000) square feet of the Premises Rentable Area, subject to the terms of Section 2.2 below.

Escalation Factor:                                           57%, subject to adjustment in accordance with Section 2.6

Scheduled Completion Date:  December 31, 2009.

Initial Term: Ten (10) years, commencing on the Commencement Date and expiring at the close of the day in the last day of the 120th month following the Commencement Date.

Security Deposit:  $737,402.00, subject to adjustment pursuant to Section 14.17.

Base Operating Expenses: Base Operating Expenses shall be the actual Operating Expenses for the Property for calendar year 2010 (provided that, if during any portion of calendar year 2010, less than 95% of the Building Rentable Area was occupied by tenants or if the Building was in operation for only a portion of such year, actual operating expenses incurred shall be reasonably extrapolated by Landlord to the estimated operational expenses that would have been incurred if the Building were in operation for the entire year and 95% occupied for such year, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Base Operating Expenses).

Base Taxes: Base Taxes shall be the fiscal year 2011, subject to the provisions of Section 8.4 below.

Public Liability Insurance:  $2,000,000 per occurrence (combined single limit) for property damage, personal injury or death.

1.3.	Additional Definitions

Building Rentable Area:  Approximately 198,641 square feet, measured in accordance with the Measurement Method.

Business Days:  All days except Sunday, New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

Commencement Date:  As defined in Section 4.1.

Default of Tenant:  As defined in Section 13.1.

Escalation Charges:  The amounts prescribed in Sections 8.1 and 9.2.

Landlord’s Work:  As defined in Section 4.2.

Measurement Method:  ANSI/BOMA Z65.1 (1996), Standard Method of Floor Measurement for Office Buildings.

Normal Business Hours:  As defined in Section 7.4.a.

Operating Expenses:  As determined in accordance with Section 9.1.

Operating Year:  As defined in Section 9.1.

Park Covenants:  That certain Declaration of Covenants, Easements and Restrictions recorded in the Norfolk Registry of Deeds on February 10, 2005, in Book 22094, Page 439, to which this Lease shall be subject, as more particularly described in Article VIII hereof.  For purposes hereof, “Park” shall mean the Upland Woods Business Park, as more particularly described in the Park Covenants.

Premises: The portion of the Building as shown on Exhibit B annexed hereto (excluding the portion of Exhibit B associated with the Building’s roof)

Property:  The land parcel as described in Exhibit A and the Building to be constructed thereon (including adjacent sidewalks).  Landlord reserves the right, from time to time, to adjust the boundaries of the Property.

Rent:                      Annual Basic Rent, Escalation Charges, and all other amounts payable by Tenant hereunder.

Tax Year:  As defined in Section 8.1.

Taxes:  As determined in accordance with Section 8.1.

Tenant’s Delay:  As defined in Section 4.2.

Tenant’s Plans:  As defined in Section 4.2.

Tenant’s Removable Property:  As defined in Section 5.2.

Term of this Lease:  The Initial Term and any extension thereof in accordance with the provisions hereof.

ARTICLE II

PREMISES AND APPURTENANT RIGHTS

2.1.	Lease of Premises

Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2.	Appurtenant Rights and Reservations

Tenant shall have, as appurtenant to the Premises, (i) the non-exclusive right to use, and permit its invitees to use, in common with others, public or common lobbies, hallways, stairways, and elevators and common walkways, driveways and drive aisles necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used; provided the same does not adversely effect Tenant’s access to the Premises or use of the Premises for the Permitted Uses; and (ii) parking spaces based upon a ratio of four (4) spaces per 1,000 square feet of the Premises Rentable Area on the surface parking areas, on a non-exclusive, first-come, first-served basis.  With respect to parking spaces, Landlord reserves the right to institute a tag or sticker system to monitor compliance by Tenant and others of use of the parking spaces.  Tenant shall comply with all rules and regulations set forth by Landlord from time to time regarding the parking area including, without limitation, rules and regulations regarding guest parking.  Landlord shall have no obligation to police the parking area or to insure the safety of Tenant’s automobiles.  The Building shall be designated a non-smoking area and Tenant will comply, and will use diligent efforts to cause its employees and invitees to comply, with Building regulations regarding non-smoking areas.  In the event that Landlord obtains permits for and constructs parking within Lot 4 as shown on the plan referenced in the attached Exhibit A, whether at the time of its initial development or thereafter, such that the total number of parking spaces for the Building exceeds the ratio of four (4) spaces per 1,000 square feet of the Building Rentable Area, Landlord agrees that all such excess parking spaces shall be added to the number of spaces allocated to Tenant hereunder; provided, however, the foregoing shall in no event be deemed to obligate Landlord to construct any excess parking for the Building.  The parties acknowledge that such excess parking described in the immediately preceding sentence relates only to ground level parking spaces within Lot 4 as shown on the plan referenced in the attached Exhibit A, and not to any structured parking, or to any surface parking constructed on land which may be later incorporated into the Property that Landlord may later elect to construct.  The parties acknowledge that Landlord reserves the right to construct a structured parking facility on the Property, and to add additional land into the Property on which may be constructed additional surface parking; provided that, in such event, (a) Tenant’s allocated number of parking spaces shall neither be reduced nor shall be increased thereby, and (b) Landlord may temporarily relocate Tenant's allocated number of parking spaces to a convenient location during such construction.  Landlord further confirms that Landlord’s reserved right to alter the boundaries of the Property shall not reduce the parking allocated to Tenant hereunder.

Excepted and excluded from the Premises are the ceiling, floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises) utility lines, pipes and the like, in, over and upon the Premises, provided that Landlord shall, if it is reasonably feasible, place such utility lines, pipes and the like behind the walls, above the ceilings and below the floor of the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant following completion of the initial improvements to afford access to any facilities above the ceiling or within or behind the walls of the Premises.

2.3.	Rooftop Equipment

Landlord hereby grants to Tenant a license to use, at Tenant’s sole cost and expense (but without any obligation to pay any additional rent therefor) a portion of the roof of the Building in the location shown on Exhibit B for the installation of a satellite dish or dishes (or other communications equipment) to be used exclusively in the conduct of Tenant’s business in the Premises and not for lease or license to third parties, and for the installation of HVAC equipment exclusively servicing the Premises, with conduits connecting such equipment to the Premises in a vertical chase mutually designated by Landlord and Tenant (collectively, the “Rooftop Equipment”).  Tenant shall install the Rooftop Equipment at its sole cost and expense, in accordance with the provisions of Section 5.2 of this Lease.  Tenant shall repair any damage to the roof caused by the installation, operation, or removal of the Rooftop Equipment, compensate Landlord for any impairment of Landlord’s roof warranty resulting therefrom, and remove all Rooftop Equipment at the end of the Term of this Lease unless Landlord expressly waives the requirement of such removal.  Landlord assumes no responsibility for interference in the operation of Tenant’s Rooftop Equipment caused by other telecommunications equipment installed elsewhere in or on the Building or elsewhere on the Property.  The obligations of Tenant hereunder shall survive the expiration or termination of this Lease.

2.4.	Fitness Center

Landlord shall provide a fitness center on the first floor of the Building for use in common by Tenant and other Building occupants (the “Fitness Center”).  The Fitness Center shall be constructed in accordance with the specifications set forth in Exhibit C, which specifications shall include exercise equipment, showers, lockers, and a changing area.  Landlord shall have no obligation to provide staffing, laundry or other services for the Fitness Center, other than routine maintenance, repair and cleaning (in accordance with Exhibit E), and replacement of equipment as needed from time to time.

2.5.	Cafeteria

Landlord shall provide a full service cafeteria on the first floor of the Building for use in common by Tenants and other Building occupants (the “Cafeteria”).  The Cafeteria will be staffed by a food service operator, which shall be consistent with food service operators used in other suburban office buildings in the Boston area, the cost of which shall constitute an Operating Expense hereunder.  Tenant shall have the non-exclusive right to use the Cafeteria for employee meetings and other gatherings during non-operating hours of the Cafeteria, provided that Tenant shall be responsible for all cleaning, trash removal and any repairs required by such use.

2.6.	Adjustment to Premises Rentable Area

a.
Landlord shall, before the Commencement Date, obtain an exact measurement of the Building and the Premises in accordance with the Measurement Method.  Such measurement shall be made by Landlord's architect (with Tenant’s input) at the cost and expense of Landlord.

b.	If the Premises Rentable Area as so measured is more or less than the Premises Rentable Area as set forth in Section 1.2:

i.
Basic Rent shall, retroactively to the Commencement Date, be recomputed by multiplying the Basic Rent set forth in Section 1.2 by a fraction, the numerator of which shall be Premises Rentable Area as determined by such measurement and the denominator of which shall be the Premises Rentable Area set forth in Section 1.2: and

ii.	The Escalation Factor shall be recomputed to be the percentage determined by dividing the Premises Rentable Area by Building Rentable Area, each as determined by such measurement.

c.
Any payment due either party as a result of such recomputations shall, if due from Tenant, be paid within fifteen (15) days of such recomputation, or if due from Landlord, be credited against the first amounts of Basic Rent due after such recomputation.

d.
In the event of any adjustment pursuant to this Section, Landlord and Tenant shall promptly execute a written statement setting forth the recomputed Building Rentable Area, Premises Rentable Area, Basic Rent and Escalation Factor.

ARTICLE III

BASIC RENT

3.1.	Basic Rent

a.
Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date, without offset, abatement (except as provided in Article 12.1), deduction or demand, the Basic Rent.  Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord’s Original Address, or at such other place as Landlord shall from time to time designate by notice.  Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to Landlord, at Landlord’s Original Address, or at such other place as Landlord shall from time to time designate by notice.  Notwithstanding the foregoing, Landlord and Tenant agree that Tenant shall not be required to pay Basic Rent or Escalation Charges with respect to the Phase II Premises until the date that is the third (3rd) anniversary of the Commencement Date; provided, that, commencing on the date that is eighteen (18) months after the Commencement Date (the “Tax and Operating Expense Payment Commencement Date”), Tenant shall pay to Landlord an amount equal to the Taxes (hereinafter defined) and Operating Expenses (hereinafter defined) with respect to the Phase II Premises for (i) the last six (6) months of Year 2 of the Initial Term, and (ii) Year 3 of the Initial Term (the “Initial Tax and Operating Expense Payments”).  The Initial Tax and Operating Expense Payments shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent.  For the avoidance of doubt, Landlord and Tenant acknowledge and agree that commencing on the date that is three (3) years after the Commencement Date (the “Phase II Premises Rent Commencement Date”), Tenant shall be required to pay Basic Rent and Escalation Charges with respect to the Phase II Premises in accordance with the terms of this Lease.

b.
Basic Rent for any partial month shall be prorated on a daily basis, and if the date for commencement thereof is a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from such date to the last day of the month in which such date occurs plus the installment of Basic Rent for the succeeding calendar month.  In addition to any charges pursuant to Section 14.18, Tenant shall pay a late charge equal to 5% of the amount of any Basic Rent payment not paid within five (5) days of the due date thereof more than once in any twelve (12) month period.

c.
The foregoing covenants of Tenant are independent covenants and Tenant shall have no right to withhold or abate any payment of Basic Rent, additional rent or other payment, or to set off any amount against the Basic Rent, additional rent or other payment then due and payable, or to terminate this Lease, because of any breach or alleged breach by Landlord of this Lease; Tenant hereby acknowledges and agrees that it has been represented by counsel of its choice and has participated fully in the negotiation of this Lease, that Tenant understands that the remedies available to Tenant in the event of a default by Landlord may be more limited than those that would otherwise be unavailable to Tenant under the common law in the absence of certain provisions of this Lease, and that the so-called “dependent covenants” rule as developed under the common law (including, without limitation, the statement of such rule as set forth in the Restatement (Second) of Property, Section 7.1) shall not apply to this Lease or to the relationship of landlord and tenant created hereunder.

ARTICLE IV

TERM OF LEASE

4.1.	Commencement Date

The Commencement Date shall be the later to occur of:

a.	The Scheduled Completion Date; or

b.	The day following the date on which the Phase I Premises are ready for occupancy as provided in Section 4.2.

Notwithstanding the foregoing, if Tenant’s personnel shall occupy all or any part of the Premises for the conduct of its business (which shall not include Tenant’s (or its agents) activities related to the preparation of the Premises for occupancy and use) before the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date.

4.2.	Preparation of the Premises

a.
Landlord and Tenant have approved the plans and specifications attached hereto as Exhibit B and Exhibit C (the “Plans”).  Landlord shall exercise all reasonable efforts to complete (x) the work (“Landlord’s Work”) as specified in the Plans necessary to prepare the Premises for Tenant’s occupancy and all necessary ancillary parts of the Building required for Tenant’s use and enjoyment of the Premises, as set forth in Exhibit C, (y) the Fitness Center and (z) the Cafeteria, in accordance with the schedule attached hereto as Exhibit D by the Scheduled Completion Date.  If Landlord's Work has not been substantially completed by the Scheduled Completion Date, this Lease shall nevertheless continue in full force and effect and Landlord shall continue to use diligent efforts to substantially complete Landlord's Work.  Landlord shall perform Landlord's Work at its sole cost and expense, and in a lien free manner; provided that Landlord shall have the right to bond over any liens filed against the Premises or the Building.  Any increase in the cost of Landlord’s Work resulting from a change by Tenant in any of the Plans after the date hereof shall be paid to Landlord 50% upon the date of Tenant’s authorization to Landlord to proceed with such change, and 50% upon substantial completion thereof as certified by Landlord's architect.  Tenant shall, if requested by Landlord, execute a written confirmation of such excess costs and Tenant’s agreement to any Tenant Delay occasioned thereby before the time Landlord shall be required to commence work.  Landlord shall, at its expense, procure a certificate of occupancy or an equivalent use or occupancy permit or approval issued by the local building inspector in connection with its construction obligations hereunder prior to the Commencement Date.

b.	Notwithstanding the foregoing, Landlord and Tenant agree that the scope of and details of Landlord’s Work with respect to the Phase II Premises shall be as set forth on Exhibit C attached hereto.

c.	The Phase I Premises shall be deemed ready for occupancy on the first day as of which:

i.
Landlord’s Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant’s use of the Phase I Premises (i.e., so-called “punch list” items) and a certificate of occupancy or an equivalent use or occupancy permit or approval has been issued by the local building inspector permitting the use of the Phase I Premises for the Permitted Uses and a certificate of substantial completion has been issued to Landlord and Tenant by Landlord’s architect in connection with Landlord’s construction obligations hereunder, and

ii.
Tenant has been given notice of the date that Landlord’s Work was or will be completed, such notice to be given by Landlord to Tenant at least ten (10) days before the anticipated date of completion.  The determination as to whether the Phase I Premises are ready for occupancy shall be made by Landlord's architect and shall be conclusive and binding on Landlord and Tenant.  Landlord shall complete within sixty (60) days or as soon as conditions permit all “punch list” items and Tenant shall afford Landlord access to the Phase I Premises for such purposes.  All telephone installation in the Premises shall be the responsibility of the Tenant, except as set forth in Exhibit C.  Failure or delay of such installation shall not delay the above completion date.

d.
Thirty (30) days prior to the Commencement Date, Landlord shall permit Tenant access to the Phase I Premises for the purpose of allowing Tenant or its contractors to prepare the Phase I Premises for occupancy and use, including to install fixtures and wiring for security, data and telephone services and similar work required to prepare the Phase I Premises for occupancy when such access may be provided without material interference with the remaining Landlord Work provided that any such work to be performed by Tenant or its contractor’s during such period shall (i) not interfere with the remaining Landlord Work, (ii) be coordinated with the remaining Landlord Work in such a manner as to maintain harmonious labor relations and not cause any work stoppage or damage to the Premises or the Building and (iii) not interfere with Building construction or operation.  Tenant agrees not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements with Landlord.

e.	If a delay shall occur in the date the Phase I Premises are ready for occupancy pursuant to paragraph (c) as the result of any of the following (a “Tenant’s Delay”):

i.	Any documented request by Tenant that Landlord delay in the commencement or completion of Landlord’s Work for any reason;

ii.	Any change by Tenant in any of the Landlord's Work that, in Landlord's reasonable judgment, causes a delay in Landlord's completion of Landlord's Work;

iii.	Any failure by Tenant to adhere to the schedule set forth in Exhibit D, except for schedule delays mutually and expressly agreed upon by Landlord and Tenant;

iv.	Any other act or omission of Tenant or its officers, agents, servants or contractors;

v.
Any reasonably necessary displacement of any of Landlord’s Work from its place in Landlord’s construction schedule resulting from any of the causes for delay referred to in clauses i., ii., iii., or iv of this paragraph and the fitting of such Work back into such schedule (which fitting Landlord shall use reasonable efforts to do and give Tenant notice of the proposed revised schedule); or

vi.	Any act or omission of Tenant in violation of paragraph (d) above;

then Tenant shall, prior to the Commencement Date, pay the Landlord as an additional charge for each day of such delay equal to the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder had the Commencement Date occurred before such delay.  Tenant also shall pay to Landlord within ten (10) days of  invoice therefor, any additional costs incurred by Landlord in completing the work to the extent that such costs are reasonably attributable to Tenant’s Delay.  Landlord will use reasonable efforts to deliver notice to Tenant, if circumstances permit, of any of the foregoing if Landlord has knowledge that such event may give rise to a Tenant Delay.

f.
If, as a result of Tenant’s Delay(s), Landlord’s Work is delayed in the aggregate for more than ninety (90) successive days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party except that Tenant shall pay to Landlord the cost theretofore incurred by Landlord in performing Landlord’s Work.

g.
If the Phase I Premises are not “ready for occupancy” by January 1, 2010 other than as the result of a Tenant Delay or an event of Force Majeure (a “Landlord Delay”), then for each day after such date that Landlord’s Work is not “ready for occupancy” Tenant shall receive a credit against the Basic Rent hereunder in an amount equal to the holdover rent and legal expenses, in excess of its current rent (the “Holdover Costs”), actually incurred by Tenant (as evidenced by rental invoices received by Tenant), not to exceed the “Holdover Costs Cap” (as set forth in the chart below), pursuant to Tenant’s lease with Intercontinental Fund III as successor to Wellsford/Whitehall Holdings, L.L.C. dated November 25, 2003 (as amended to date, “Tenant Prior Lease”), as follows:

Period that Phase I Premises are not “ready for occupancy”	Holdover Costs Cap
January 1, 2010 through January 20, 2010	100% of the Holdover Costs, but not to exceed $2,800 per day
January 21, 2010 through February 10, 2010	107% of Holdover Costs, but not to exceed $3,000 per day
February 11, 2010 through February 28, 2010	111% of Holdover Costs, but not to exceed $3,100 per day
March 1, 2010 through March 31, 2010	114% of Holdover Costs, but not to exceed $3,200 per day
April 1, 2010 and after	114% of Holdover Costs, but not to exceed $4,000 per day

For the avoidance of doubt, the parties agree that “Holdover Costs” shall only include the payment of holdover rent and legal fees, in excess of its current rent, actually incurred by Tenant in negotiating the holdover rent pursuant to the terms of Tenant’s Prior Lease (up to the aforementioned Holdover Costs Cap) and shall expressly exclude any operating cost payments, real estate tax payments, or any other costs associated with Tenant’s operating within its premises under Tenant’s Prior Lease.

h.
If the Phase I Premises are not “ready for occupancy” by April 30, 2010 as the result of a Landlord Delay, then Tenant may (but shall not be required to) terminate this Lease by giving written notice of such termination to Landlord and thereupon this Lease shall terminate without further liability or obligation on the part of either party.

i.
If the Phase II Premises are not “ready for occupancy” (as determined pursuant to the procedure set forth in Section 4.2(c), to the extent applicable) by the date that is thirty (30) days after the Commencement Date as the result of a Landlord Delay, then for each day after such date that the Phase II Premises are not “ready for occupancy”, the Tax and Operating Expense Payment Commencement Date and the Phase II Premises Rent Commencement Date shall be delayed for one (1) day of each day of such delay.

4.3.	Conclusiveness of Landlord’s Performance; Warranties

Except to the extent to which Tenant shall have given Landlord written notice, not later than one hundred twenty (120) days after the Commencement Date (and not later than the expiration of twelve (12) months after the Commencement Date as to latent defects), of respects in which Landlord has not performed Landlord’s Work, Tenant shall be deemed to have acknowledged that all Landlord’s Work has been completed to Tenant’s satisfaction and that Tenant has waived any claim that Landlord has failed to perform any of Landlord’s Work.  Landlord shall use diligent efforts to complete any punchlist items within sixty (60) days after the Commencement Date, to the extent feasible.  Landlord shall correct any defects due to faulty workmanship or materials in Landlord’s Work, provided Tenant shall have given written notice of such defects to Landlord before the first anniversary of the Commencement Date.  From and after the expiration of such twelve (12) month period, Tenant shall be entitled to the benefit of any applicable warranties obtained by Landlord from third parties with respect to Landlord’s Work provided that Tenant shall be solely responsible for enforcing such warranties directly against the party providing the same.  Landlord shall assign, to the extent permissible, all warranties to Tenant for the Premises following said twelve (12) month period.

4.4.	Relocation Expense Reimbursement

In addition to the performance of Landlord’s Work, following the Commencement Date and the commencement of payment of Rent hereunder, Landlord shall reimburse Tenant for its actual third party relocation expenses or system furniture installation in an amount up to One Hundred Thousand Dollars ($100,000.00) within thirty (30) days after receipt of paid invoices therefor.

ARTICLE V

USE OF PREMISES

5.1.	Permitted Use

a.	The Premises shall be used and occupied by Tenant only for Permitted Uses and for no other purpose.

b.	Tenant shall conform to the following provisions during the Term of this Lease:

i.	Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

ii.
Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises without the prior consent of Landlord.  Landlord will provide building standard lettering on the entry doors to the Premises, and will maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building.  Landlord hereby agrees that no other tenant of the Building shall have the right to have an exterior sign on the Building on Tenant’s side of the lobby, as more particularly shown on Exhibit H.  Tenant shall be solely responsible for any costs or expenses associated with its signage; provided, however, Landlord shall provide Tenant with up to a $20,000 signage allowance, as more particularly set forth in Exhibit C.

iii.
Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building; and

iv.
Tenant shall not operate any cooking apparatus (except for coffee making equipment, a microwave oven, a standard size refrigerator and a sink) in the Premises.  Tenant may have vending machines in the Premises.

5.2.	Installations and Alterations by Tenant

a.
Tenant shall make no alterations, additions or improvements (collectively, “Improvements”) in or to the Premises without Landlord’s prior written consent provided that subsequent to the completion of the Landlord’s Work, Landlord’s consent shall not be required if such Improvements (i) are non-structural, do not affect any Building systems, and do not exceed in the aggregate a cost of Fifty Thousand ($50,000.00) Dollars, or (ii) are of a decorating nature (i.e., carpeting, painting, wallpaper) irrespective of the cost.  With respect to Improvements requiring Landlord’s consent, Landlord shall not unreasonably withhold, condition or delay its consent for non-structural Improvements to the Premises.  All Improvements shall:

i.	Be performed in a good and workmanlike manner and in compliance with all applicable laws;

ii.	Be made only by contractors or mechanics approved by Landlord;

iii.	Be made at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate; and

iv.	Become part of the Premises and the property of Landlord.

b.
All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the Property of Tenant and shall be removed by Tenant at any time before the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Premises and the Building caused by such removal.

c.
Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.  Whenever and as often as any mechanic’s lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.  Landlord shall have the option, but not the obligation, of removing, bonding over or paying such lien if Tenant has not done so within ten (10) days following Landlord’s notice to Tenant of the filing of the same, and any amounts paid by Landlord therefor shall be paid to Landlord within fifteen (15) days after invoice therefor as additional rent hereunder.

d.
Tenant shall not be obligated to remove at the end of the Term of this Lease (i) any Improvement unless Landlord specifies an Improvement for removal at the time Landlord consents to such Improvement (Landlord hereby agreeing that alterations consistent with a general office build out and the initial improvements in the Premises shall not require removal by Tenant), or (ii) any improvements built by Landlord as part of the initial fit-up of the Premises which would customarily be considered standard tenant improvement (collectively referred to herein as “Building Standard Office Improvements”).

ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1.	Prohibition

a.
Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without, in each instance, having first received the express written consent of Landlord which, in the case of any subletting, will not be unreasonably withheld subject to the following conditions:  (i) Tenant is not then in default under this Lease, (ii) the proposed sublease is not to any party then occupying any space in the Park, or, until the first (1st) anniversary of the Commencement Date, to any party with whom Landlord has a written proposal to lease space in the Building outstanding for sixty (60) days or less, (iii) the prospective subtenant or assignee is of the type and quality suitable for a first-class office building, and (iv) any such sublease shall be subject to all the other provisions of this Article VI.  Tenant’s request for Landlord’s consent shall be in writing and shall contain the name and address of the proposed sublessee, the rent and other sums to be paid thereunder, the effective date of the proposed sublease and the other major business terms thereof, and the term and area of any proposed sublease.  In all other cases, Landlord’s consent may be withheld in its sole discretion.  Landlord shall respond to any request for consent as to which Landlord’s consent is not be unreasonably withheld within ten (10) business days of request therefor, and to other such requests within twenty (20) business days of request therefor.  The foregoing restrictions shall not be applicable to (i) an assignment of this Lease or a subletting of the Premises by Tenant to an entity controlling, controlled by or under common control with Tenant or (ii) an assignment of this Lease to an entity that succeeds to Tenant’s interest in this Lease by reason of merger, acquisition, consolidation or reorganization (collectively such entities are referred to herein as, “Affiliates”), provided that Tenant shall, before the effective date of such assignment to an entity described in the foregoing clause (ii), provide to Landlord evidence reasonably satisfactory to Landlord that, as of the date of such assignment, the assignee shall have a net worth equal to the greater of the net worth of Tenant as of the date of this Lease or as of the date of the assignment.  It shall be a condition of the validity of any assignment, whether with the consent of Landlord or to an Affiliate, that the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting.  No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.  Notwithstanding the foregoing, Tenant shall be entitled to sublease portions of the Premises, without Landlord’s consent (but Tenant shall deliver Landlord written notice of such subleases), to vendors or other third parties having a substantial business relationship with Tenant; provided that such subleasing (xx) does not involve any improvements or modifications to the Premises, including, without limitation, the installation of demising walls, (yy) does not result in Tenant earning a profit from the sublease of such space, and (zz) does not exceed more than 10,000 rentable square feet of the Premises in the aggregate.

b.
If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder.  The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting.  No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect Permitted Uses.

c.	Landlord Option.

i.
Right to Cancel.  Notwithstanding any contrary provision of this Section 6.1, in connection with either (x) a proposed assignment (other than to an Affiliate) at any time during the Term, or (y) a proposed subletting (other than to an Affiliate) during the final twenty-four (24) months of the Term, if the request is to sublet more than fifty (50%) percent of the Premises, Landlord shall have an option to cancel and terminate this Lease by notice to Tenant in the case of assignment, or in the case of subletting, with respect to such portion of the Premises which is the subject of the proposed sublease.  Landlord may exercise said option in writing within twenty (20) business days after Landlord’s receipt from Tenant of (I) a request to so assign or sublet, or (II) a term sheet setting forth all material business terms upon which Tenant intends to so assign or sublease the Premises, and such cancellation or termination shall occur as of the date set forth in Landlord’s notice of exercise of such option, which shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice.

ii.
Cancellation.  If Landlord exercises Landlord’s option to cancel hereunder, Tenant shall surrender possession of the portion of the Premises which is the subject of the option on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term.  In such event, (i) Basic Rent, Escalation Charges and any other sums due hereunder with respect to the surrendered portion of the Premises after the date of cancellation shall be abated on a pro rata basis, and (ii) in the case of subletting, Landlord shall have the right to construct a demising wall and perform such other space reconfiguration measures as are necessary between Tenant’s remaining Premises and the premises for which the Lease was cancelled.

iii.
No Deemed Consent.  The acceptance by the Landlord of the payment of Basic Rent, Additional Rent or other charges following an assignment, subletting or assignment prohibited by this Section 6.1 shall not be deemed to be a consent by the Landlord to any such subletting or assignment, nor shall the same constitute a waiver of any right or remedy of Landlord.

6.2.	Excess Payments

If:

i.
The rent and other sums received by Tenant on account of a sublease of all or any portion of the Premises exceeds the Basic Rent and Escalation Charges allocable to the space subject to the sublease (in the proportion of the area of such space to the entire Premises) plus actual out-of-pocket expenses incurred by Tenant in connection with Tenant’s subleasing of such space, including brokerage commissions to a licensed broker and the cost of preparing such space for occupancy by the subtenant (the “Tenant Costs”), Tenant shall pay to Landlord, as an additional charge, 50% of such excess, monthly as received by Tenant; or

ii.
Any payment received by Tenant on account of any assignment of this Lease exceeds the actual out-of-pocket expenses incurred by Tenant in connection with such assignment, including brokerage commissions to a licensed broker and the cost of preparing space for the assignee (the “Tenant Costs”), Tenant shall pay to Landlord, as an additional charge, 50% of such excess when received by Tenant.

ARTICLE VII

RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;

SERVICES TO BE FURNISHED BY LANDLORD

7.1.	Landlord Repairs

a.
Except as otherwise provided in this Lease, Landlord shall keep in good order, condition and repair and in accordance with the requirements of applicable law the roof, public areas (including common areas), exterior walls, exterior glass, floor slabs, the Building HVAC system (but not any special tenant HVAC system) and structure of the Building (including plumbing, mechanical and electrical systems), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or for the doors leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors (in which case Tenant shall promptly effect such repairs or, at Landlord’s option, Landlord may effect such repairs and charge the entire cost thereof to Tenant as additional rent provided, however, that if, after Tenant pays the cost of such repair, Landlord receives from its insurance carrier proceeds with respect to the cost of such repairs, Landlord shall reimburse Tenant for the cost of such repairs up to the amount actually received by Landlord with respect to the same). Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

b.
Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section 7.1 or elsewhere in this Lease, Landlord has undertaken to make unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.  Landlord shall make repairs in emergency situations as quickly as possible in the circumstances.

7.2.	Tenant’s Agreement

a.
Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition.  Without limitation, Tenant shall maintain and use the Premises in accordance with all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and shall, at Tenant’s own expense, obtain all permits, licenses and the like required by applicable law.  Tenant shall be responsible for the cost of repairs that may be made necessary by reason of damage to common areas in the Building by Tenant, Tenant's independent contractors or Tenant's invitees.

b.
If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof.  If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant shall forthwith, on demand, pay to Landlord the cost thereof as an additional charge hereunder.

7.3.	Floor Load - Heavy Machinery

a.
Tenant shall not place a load upon any floor in the Premises exceeding 100 lbs. (live load) per square foot of Premises Rentable Area.  Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight.  Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance.  Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent may include a requirement to provide insurance in such amounts as Landlord may deem reasonable.

b.
If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations.  Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4.	Building Services

a.
Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. (except on Saturdays only from 8:00 a.m. to 1:00 p.m.) (“Normal Business Hours”), furnish heating and cooling as normal seasonal changes and the Massachusetts State Building Code may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person physically located in the Premises at any time per 150 square feet of Premises Rentable Area and an electrical load not exceeding approximately twelve (12) watts per square foot of Premises Rentable Area.  If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord shall furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect.  In the event Tenant introduces into the Premises personnel or equipment which exceeds the standards set forth above or in any other way interferes with the Building system’s ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord, at Tenant’s expense.  Except in the case of emergency or a scheduled closing of the Building, Landlord shall provide to Tenant (subject to reasonable security procedures which may be imposed by Landlord) access to the Building, an elevator and the loading dock twenty-four hours per day, seven (7) days per week.

b.	Landlord shall also provide:

i.
Hot water for lavatory purposes and cold water (at temperatures supplied by the Town of Norwood) for drinking, lavatory, and toilet purposes.  If Tenant uses water for any purpose other than as set forth in the preceding sentence, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes.  In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair.  Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter changes, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge hereunder.  All piping and other equipment and facilities required for use of water outside the Building core will be installed and maintained by Landlord at Tenant’s sole cost and expense.

ii.	Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, in accordance with the cleaning standards set forth in Exhibit E attached hereto.

iii.
Except in the case of scheduled maintenance, emergencies and scheduled Building closings, passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants of the Building shall be available twenty-four (24) hours a day, seven (7) days a week.

7.5.	Electricity

a.
Landlord shall supply electricity to the Premises to supply a requirement not to exceed approximately twelve (12) watts per square foot of Premises Rentable Area and Tenant agrees in its use of the Premises not to exceed such requirement and that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations.  Except as set forth in Exhibit C, Landlord shall purchase and install all lamps, tubes, bulbs, starters and ballasts for all original fluorescent tubes within the Premises.  All other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant’s cost and expense.  In order to assure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building’s electric system, Tenant shall not, without Landlord’s prior consent, connect any fixtures, appliances or equipment to the Building’s electric distribution system other than standard office equipment including, without limitation, personal computers, printers, photocopiers and fax machines.

b.
Landlord shall install at Landlord’s expense a submeter which shall measure electric consumption (including electricity consumed in connection with the operation of the variable-air-volume (VAV) boxes used to heat and cool the Premises for after normal business hours operation) in the Premises, to be charged in accordance with Section 7.4.a above; provided, that Tenant shall not be charged a separate administrative fee with respect to the submetering.  Tenant shall pay as additional rent all amounts billed by the applicable utility company when due directly to the utility company.  If, for any reason, such utility charges are not separately metered or submetered at any time during the Term, Tenant shall pay as additional rent all reasonably allocated charges attributable to the furnishing of electricity to the Premises.

c.
In the computation of Operating Costs, only the cost of electricity supplied to those portions of the Building other than those intended to be leased to tenants for their exclusive use and occupancy, or used by the Building for its own offices, i.e., only those areas which are so-called common areas, shall be included.

7.6.	Interruption of Services

a.
Subject to the last paragraph of this Section 7.6, Landlord reserves the right to stop the service of heating, air-conditioning, ventilating, elevator, plumbing, electricity or other mechanical systems or facilities in the Building, if necessary by reason of accident or emergency , or for repairs, alterations, replacements, additions or improvements which, in the reasonable judgment of Landlord, are desirable or necessary until said repairs, alterations, replacements, additions or improvements shall have been completed.  The exercise of such right by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to, or interruption of, Tenant’s business, or otherwise, or entitle Tenant to any abatement or diminution of rent.  Except  in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage of any such systems or facilities pursuant to the foregoing and will use diligence to complete any such repairs, alterations, replacements, additions or improvements promptly.  Landlord shall also perform any such work in a manner designated to minimize interference with Tenant’s normal business operations.

b.
If Landlord shall fail to supply, or be delayed in supplying any service expressly or impliedly to be supplied under this Lease, or shall be unable to make, or be delayed in making, any repairs, alterations, additions, improvements or decorations, or shall be unable to supply, or be delayed in supplying, any equipment or fixtures, and if such failure, delay or inability shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to, or interruption of, Tenant’s business, or otherwise, or entitle Tenant to any abatement or diminution of rent.

Notwithstanding the foregoing, if for any reason, other than the actions of Tenant and events of Force Majeure, Landlord does not provide any or all of the following services, or does not provide them in the manner described herein (by temporary service or otherwise): (i) HVAC, (ii) electric current, and (iii) water, which services are deemed essential to the conduct of Tenant’s business (hereafter, the “Critical Service(s)”), and in the manner provided for therein, for more than ten (10) consecutive business days, then following notice from Tenant to Landlord of such failure, interruption or reduction, Tenant may abate the monthly installments of Basic Rent, Escalation Charges and any other sums due hereunder, on a per diem basis, for the period of  interruption, beginning on the eleventh (11th) business day after such notice and ending when the Critical Service(s) is/are fully restored.

ARTICLE VIII

REAL ESTATE TAXES

8.1.	Payments on Account of Real Estate Taxes

a.
For the purposes of this Article, the term “Tax Year” shall mean the twelve (12) month fiscal year in which the Building is first assessed as a completed building  and each twelve (12) month period thereafter during the Term of this Lease; and the term “Taxes” shall mean real estate taxes assessed with respect to the Property for any Tax Year.  “Taxes” shall exclude (a) federal, state or local income, franchise or estate taxes and (b) interest and penalties assessed by reason of Landlord’s failure to pay such real estate taxes when due (provided that Tenant makes payment to Landlord of such real estate taxes when due, otherwise Tenant shall be responsible for that portion of interest and penalties attributable to its late payment).  If any special taxes or assessment shall be levied against the Building, Landlord shall elect to pay such special tax or assessment over the longest period of time allowed by law.

b.	In the event that for any reason, Taxes shall be greater during any Tax Year than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to:

i.	The excess of Taxes over Base Taxes, multiplied by,

ii.	The Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

c.
Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent.  The monthly amount so to be paid to Landlord shall equal to one-twelfth (1/12) of the amount required to be paid (if any) by Tenant pursuant to Paragraph b. above for the preceding Tax Year.  Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof (it being agreed that Landlord will provide a copy of such bills at Tenant’s request).  If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of real estate taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord.  Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of such Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

8.2.	Abatement

If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord’s expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of interest) multiplied by the Escalation Factor and adjusted for any partial year; provided, that in no event shall Tenant be entitled to receive more than the amount of any payments made by Tenant on account of real estate Tax increases for such Tax Year pursuant to Paragraph b. of Section 8.1.

8.3.	Alternate Taxes

a.
If some method or type of taxation shall replace the current method of assessment of real estate taxes, or the type thereof, the Tenant agrees that Tenant shall pay an equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that Tenant’s share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

b.
If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.  Landlord shall have the same rights and remedies for nonpayment by Tenant of any such amounts as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

8.4.	Tax Increment Financing Agreement

The parties acknowledge that the Basic Rent payable hereunder has been calculated with the assumption that Taxes per Rentable Square Foot of the Premises will be $3.00, and that there will be a credit under a Tax Increment Financing Agreement with the Town of Norwood (“TIF Agreement”) with respect to the Premises of $.65, for a net of $2.35 included in the Basic Rent.  In the event of an increase in the credit under the TIF with respect to the Premises, the Basic Rent shall be decreased by the same amount.  In the event of a decrease in the credit under the TIF with respect to the Premises, the Basic Rent shall be increased by the same amount.  For example, if during the first five (5) years of the term, the TIF credit is $.55 per Rentable Square Foot of the Premises (rather than $.65), Basic Rent will increase to $28.85 per Rentable Square Foot, and if the TIF credit is $.75 per Rentable Square Foot of the Premises, Basic Rent will decrease to $28.65 per Rentable Square Foot.  Tenant acknowledges that in no event shall the obligations of Tenant hereunder be conditioned upon the existence of TIF Agreement.  Landlord and Tenant shall each use reasonable efforts at their own expense to satisfy the requirements of the TIF Agreement applicable to them.

ARTICLE IX

OPERATING EXPENSES

9.1.	Definitions

For the purposes of this Article, the following terms shall have the following respective meanings:

Operating Year:  Each calendar year in which any part of the Term of this Lease shall fall.

Operating Expenses:  The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property including, without limitation, those items enumerated in Exhibit F annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than 95% of the Building Rentable Area was occupied by tenants, actual operating expenses incurred shall be reasonably extrapolated by Landlord on an item basis to the estimated operational expenses that would have been incurred if the Building were 95% occupied for such Operating Year, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

9.2.	Tenant’s Payment

a.	In the event that Operating Expenses for any Operating Year shall be greater than Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to:

i.	The excess of the Operating Expenses for such Year over and above Base Operating Expenses, multiplied by,

ii.	The Escalation Factor, such amount to be apportioned for any Operating Year in which the Commencement Date falls or the Term of this Lease ends.

b.
Estimated payments by Tenant on account of Operating Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent.  The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payments (if any) on account of Operating Expenses for the preceding Operating Year.  Promptly after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify the accuracy thereof.  If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within ten (10) days after being so advised by Landlord.  Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

c.
Tenant shall have the right, no more often than once in an Operating Year in which an Escalation Charge is payable hereunder, exercisable, in the case of the first Operating Year, within one hundred eighty (180) days, and thereafter within one hundred twenty (120) days, following the delivery to Tenant of the accounting referred to in Paragraph 9.2(b) and upon reasonable prior notice to Landlord, to inspect Landlord’s books and records relating to Operating Expenses and Taxes for the Operating Year covered by such accounting. Only employees of Tenant, or Tenant’s certified public accountant or other professional firms retained by Tenant, may conduct any such inspection, which inspection shall occur at such place and time (during normal business hours) as Landlord may reasonably designate.  Tenant shall pay for all reasonable expenses incurred by Landlord in connection with, and relating directly to, Tenant’s inspection of Landlord’s books and records, provided that if such audit discloses an overpayment by Tenant of more than five percent (5%), Landlord shall reimburse Tenant for its reasonable third party costs incurred in connection with the audit.  In any event, Landlord shall reimburse Tenant the amount of any overpayment.

ARTICLE X

INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1.	Tenant’s Indemnity

To the maximum extent this Agreement may be made effective according to law (but subject to M.G.L. Chapter 186 §15, if applicable), Tenant agrees to indemnify and save harmless Landlord from and against all claims, actions or proceedings of whatever nature to the extent arising from any act, omission or negligence of Tenant or Tenant’s contractors, licensees agents, servants or employees or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the date of this Lease until the end of the Term of this Lease and thereafter, so long as Tenant is in occupancy of any part of the Premises, in or about the Premises, or arising from any accident, injury or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant’s agents or employees or independent contractors.  This indemnity and hold harmless agreement shall include indemnity against all reasonable costs, expenses and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon, and the defense thereof.

Landlord may make claims for indemnification hereunder by giving written notice thereof to Tenant.  If indemnification is sought for a claim or liability asserted by a third party, Landlord shall endeavor to give written notice thereof to Tenant promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve Tenant from any liability. Such notice shall provide a copy of any written document which may be the basis for the claim for indemnification.  Tenant shall be entitled to direct the defense of such claim with counsel selected by it (subject to the consent of Landlord, which consent shall not be unreasonably withheld) as long as Tenant is conducting a good faith and diligent defense.  Landlord shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both Tenant and Landlord, and Landlord is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, Landlord may engage separate counsel at the expense of Tenant.  If such good faith and diligent defense is not being or ceases to be conducted by Tenant, Landlord shall have the right, at the expense of Tenant, to undertake the defense of such claim or liability (with counsel selected by Landlord), and to compromise or settle it, exercising reasonable business judgment.  If the third party claim or liability is one that by its nature cannot be defended solely by Tenant, then Landlord shall make available such information and assistance as Tenant may reasonably request and shall cooperate with Tenant in such defense, at the expense of Tenant.  In the event that Landlord is indemnified by Tenant, and Landlord actually receives insurance proceeds with respect to the same matter for which Landlord was indemnified, then Landlord shall promptly remit said insurance proceeds to Tenant (up to the amount of the indemnification payment actually received by Landlord from Tenant).

10.2.	Public Liability Insurance

Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance under which Landlord (and such other persons as are in privity of estate with Landlord as may be set out in notice from Landlord to Tenant from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1.  Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without thirty (30) days prior notice to Landlord and shall be in at least the amounts of the Public Liability Insurance specified in Section 1.2, and a duplicate original or certificate thereof evidencing broad form contractual liability, independent contractor’s hazard and completed operation coverage and waiver of subrogation shall be delivered to Landlord.

10.3.	Tenant’s Risk

To the maximum extent this Agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as Tenant is herein given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant’s Removable Property.  The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4.	Injury Caused by Third Parties

To the maximum extent this Agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the Premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

10.5.	Landlord’s Insurance

Landlord shall take out and maintain throughout the Term of this Lease commercial general liability insurance for the Building and all risk replacement cost fire and casualty insurance in amounts customarily carried by landlords with respect to similar buildings in the area with such policy limits as Landlord may reasonably consider appropriate.  Upon request by Tenant, Landlord shall provide a certificate evidencing the foregoing insurance.

10.6.	Waiver of Subrogation

Any insurance carried by either party with respect to the Property or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured before occurrence of injury or loss.  Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

10.7.	Landlord Indemnity

Landlord shall defend with counsel reasonably approved by Tenant (Tenant hereby approving WilmerHale LLP as such counsel), all actions against Tenant, any partner, trustee, stockholder, officer, director, employee or beneficiary of Tenant (herein, "Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, on or about the Premises or on adjoining sidewalks, streets or ways, arising from the negligence or willful misconduct of Landlord or its employees, contractors or agents, except with respect to an Indemnified Party, to the extent caused by its negligence or willful misconduct, or (b) a breach of the representations set forth in Section 14.27.

ARTICLE XI

LANDLORD’S ACCESS TO PREMISES

11.1.	Landlord’s Rights

Landlord shall have the right to enter the Premises upon twelve (12) hours prior notice (except in case of emergency) at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right, upon at least six (6) hours prior notice to Tenant, to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Property.  Landlord shall have access to the Premises to show the same to prospective tenants only during the last twelve (12) months of the Term upon six (6) hours prior notice to Tenant.

ARTICLE XII

FIRE, EMINENT DOMAIN, ETC.

12.1.	Abatement of Rent

If the Premises are damaged by fire or other casualty in the Building, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were before such damage pursuant to Section 12.3 hereof.  If the Premises are affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

12.2.	Right of Termination

If the Premises or the Property are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within twelve (12) months from the time that repair work would commence, as evidenced by an estimate prepared by a reputable, independent contractor), or, if as a result of any exercise of the right of eminent domain more than thirty percent (30%) of the Building or the Property is taken or a material portion of the parking is taken or there is a material, adverse impact on access to the Property (collectively, a “Taking”), then either party shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving to the other party notice of such party’s election so to do within sixty (60) days after the occurrence of such casualty or the effective date of such Taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.  It shall be a condition to Landlord’s exercise of its termination right under this Section 12.2 that Landlord terminate the leases of all tenants of the Building which are similarly affected by such fire, casualty or taking.

12.3.	Restoration

If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of insurance proceeds available therefor (including the applicable deductible, which shall constitute an Operating Expense hereunder).  If, for any reason (including, without limitation, insufficiency or unavailability of insurance proceeds), such restoration shall not be substantially completed within twelve (12) months from the time that repair work would commence in the case of damage by fire or casualty or from the effective date of the Taking, as applicable (which twelve (12) month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended).  Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration.  Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration.

12.4.	Award

Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damage to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.  Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

12.5.	Temporary Taking

In the event of a taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Basic Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term; provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Section 14.20 with respect to the surrender of the Premises and, upon such payment, shall be excused from such obligations.

ARTICLE XIII

DEFAULT

13.1.	Default

If at any time subsequent to the date of this Lease any one or more of the following events (each of which being agreed to constitute substantial defaults hereunder and being referred to herein as a “Default of Tenant”) shall happen:

a.	Tenant shall fail to pay the Basic Rent, Escalation Charges or other charges hereunder when due and such failure shall continue for five (5) Business Days after notice to Tenant from Landlord; or

b.
Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity but in no event shall such period exceed ninety (90) days; or

c.	Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

d.
Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

e.
A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

f.	Or if Tenant dissolves or is dissolved or liquidated or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation;

g.	Then in any such case:

i.	If such Default of Tenant shall occur before the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate; and

ii.
If such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption under M.G.L. c. 186, or otherwise), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy or insolvency or reorganization or arrangement, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

13.2.	Remedies

a.
If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by summary proceedings or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of institution of legal proceedings to that end in the event that Tenant has vacated the Premises.

b.
In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any re-letting of the Premises, after deducting all expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting.  Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

c.
At any time after such termination, whether or not Landlord shall have collected any such current damages, Landlord may demand, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, and Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what remained, over the Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

d.	In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may:

i.
Re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same; and

ii.
May make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

e.
If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in of this Section 13.1(d) or (e) with respect to the Guarantor shall constitute a Default of Tenant hereunder.

f.
The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

g.
All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys’ fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

h.
Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damages referred to above.

ARTICLE XIV

MISCELLANEOUS PROVISIONS AND

TENANT’S ADDITIONAL COVENANTS

14.1.	Extra Hazardous Use

Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2.	Waiver

a.
Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder.  Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.  The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

b.
No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account.  The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such a check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3.	Covenant of Quiet Enjoyment

Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and other charges hereunder and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4.	Landlord’s Liability

a.
No owner of the Property shall be liable under this Lease except for breaches of Landlord’s obligations occurring while owner of the Property.  The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord.  No individual partner, trustee, stockholder, officer, director, employee, member or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord’s interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and of the individual partners, trustees, stockholders, officers, employees, members or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

b.
Except as otherwise expressly provided in Section 7.6(b), with respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord’s reasonable control, or for cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant.

c.	In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

14.5.	Notice to Mortgagee

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder (provided Tenant shall have been furnished with the name and address of such holder), and the curing of any of Landlord’s defaults by such holder shall be treated as performance by Landlord.

14.6.	Assignment of Rents and Transfer of Titles

a.
With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

b.
In no event shall the acquisition of title to the Property by a purchaser which, simultaneously therewith, leases the entire Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder.  In any event, this Lease shall be subject and subordinate to the lease between such purchaser-lessor and seller-lessee; provided that Landlord shall obtain a commercially reasonable subordination, non-disturbance and attornment agreement with respect to any purchaser-lessor of the Property.  For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

c.
Tenant hereby agrees that, except as provided in paragraph b. of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

d.
Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the tenant’s performance of this Lease.

e.	Tenant shall not pay rent more than one month in advance.

14.7.	Rules and Regulations

Tenant shall abide by rules and regulations set forth on Exhibit G hereto and any other rules and regulations established by Landlord from time to time, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building.  Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them.

14.8.	Additional Charges

If Tenant shall fail to pay when due any sums under this Lease designated as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9.	Invalidity of Particular Provisions

If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to the extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10.	Provisions Binding, Etc.

Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns.  Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.  The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11.	Recording

Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s attorneys.  In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.  Upon termination of this Lease, Tenant shall execute an instrument in recordable form acknowledging the date of termination.

14.12.	Notices

Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and addressed as follows:

If Intended for Landlord:

Address to Landlord at Landlord’s Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If Intended for Tenant:

Address to Tenant at Tenant’s Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

All such notices so addressed shall be effective (i) when delivered, if hand delivered, or (ii) one (1) day after deposit with a recognized overnight delivery service or (iii) three (3) days after deposit with the U.S. Postal Service if mailed by registered or certified mail, postage prepaid, return receipt requested.

14.13.	When Lease Becomes Binding

The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.  All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto.  This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14.	Paragraph Headings

The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

14.15.	Rights of Mortgagee; Park Covenants

a.
This Lease shall be subject and subordinate to any mortgage from time to time encumbering the Property, whether executed and delivered before or subsequent to the date of this Lease, in accordance with the provisions of this clause (a).  Tenant shall execute such instruments of subordination in confirmation of the foregoing agreement as such holder may request, provided that Landlord shall obtain a commercially reasonable subordination, non-disturbance and attornment agreement with respect to this Lease from any mortgagee of the Property.  In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord.

b.
This Lease is subordinate to that certain Declaration of Covenants, Easements and Restrictions recorded in the Norfolk Registry of Deeds on February 10, 2005 in Book 22094, Page 439, which Landlord may hereafter amend from time to time without the consent of Tenant, provided such amendment does not materially derogate from any rights of Tenant hereunder.

14.16.	Status Report

Tenant shall from time to time, upon not less than fifteen (15) days prior written request by Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that there are no uncured defaults of Landlord or Tenant under this Lease, that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Base Rent, Escalation Charges and other charges hereunder and to perform its other covenants under this Lease and that there are no uncured defaults of the Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Base Rent, Escalation Charges and other charges hereunder have been paid.  Any such statement delivered pursuant to this Section 14.16 may be relied upon by a prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises.  Failure of Tenant to respond to such request within such time shall be deemed an acknowledgment by Tenant that the facts recited in such request are correct.  Landlord shall provide to Tenant such statements from Landlord upon request of Tenant in accordance with the terms of this Section 14.16.

14.17.	Security Deposit

a.
Form of Security Deposit.  Tenant shall deliver to Landlord, concurrent with Tenant’s execution of this Lease, the Security Deposit amount identified in Section 1.2 above, in the form of (i) cash, or (ii) an unconditional, clean, irrevocable, fully assignable standby letter of credit (the “LOC”), in the form attached hereto as Exhibit H ((i) or (ii) shall be referred to herein as the “Security Deposit”).  If the Security Deposit is in the form of a letter of credit, the LOC shall be issued by a commercial bank having assets in excess of $100,000,000.00, and which LOC may be presented for payment in a location in Boston, Massachusetts.  On thirty (30) days notice, Landlord may require that the LOC be replaced with an LOC issued by a different institution if the then issuing bank’s assets fall below $100,000,000.00 in value, and failing such replacement, Landlord may draw upon the LOC and hold the proceeds as described below.  The LOC shall have a term of not less than one (1) year, shall provide for automatic renewals, and at the end of the Term shall have an expiration date not earlier than sixty (60) days after the scheduled expiration date of the Term.  Tenant shall pay all expenses, points and/or fees associated with obtaining the LOC and with any transfer thereof, and any such expenses or fees shall constitute additional rent payable by Tenant hereunder. At Landlord’s election from time to time, the LOC shall name Landlord and its mortgagee as co-beneficiaries.

b.
Landlord’s Holding of the Security Deposit.  Landlord shall hold the Security Deposit throughout the term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder.  In the event that the Security Deposit is in the form of cash (or in the event Landlord draws upon the LOC and holds the amount in lieu of applying said amount drawn), Landlord shall hold the same, in a separate interest bearing account (provided that Landlord shall not be obligated to deposit the Security Deposit in anything other than a standard money market account and shall have no liability to Tenant with respect to the terms or interest rate for such account), and any interest earned thereon shall be deemed to be a part of the Security Deposit.  Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof (or draw upon all or any part of the LOC), to Landlord’s damages arising from any Default on the part of Tenant.  If there is then existing no Default of Tenant, Landlord shall return the Security Deposit, less so much thereof as shall have theretofore been applied in accordance with the terms of this Section 14.17 (and less such amount as may have been returned to Tenant in accordance with the provisions of subparagraphs (d) and (e) below), to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time.  The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law.  The parties agree that Landlord shall not first be required to proceed against the Security Deposit and the Security Deposit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.  If any portion of the Security Deposit is applied (or drawn upon in the case of the LOC), Tenant shall, within ten (10) days after written demand therefor, reinstate the Security Deposit to the amount then required under this Lease, and Tenant’s failure to do so shall be a Default under this Lease.

c.
Transfer of the Security Deposit.  If Landlord conveys Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith.  This provision shall also apply to subsequent grantees and transferees.  Tenant shall execute any documents reasonably necessary to effectuate such a transfer. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

d.
One Time Reduction of Security Deposit.  On the date that is the fourth (4th) anniversary of the Commencement Date, the Security Deposit shall be reduced by an amount equal to one (1) months’ Basic Rent; provided that on such date (i) the Lease is in full force and effect and Tenant is not in default hereunder, (ii) Landlord has not previously given a notice of default under this Lease, and (iii) Tenant’s “Current Ratio” (as described below) is greater than or equal to the “Threshold” (hereinafter defined).  If on such date the Security Deposit shall not be reduced because one or more of the conditions set forth in clauses (i), (ii) or (iii) is not satisfied as of such date, Tenant shall not, subject to subparagraph (c) below, be entitled to a reduction in the Security Deposit.  If the Security Deposit is reduced pursuant to the foregoing provisions, Landlord shall (x) if the Security Deposit is in the form of cash, return the amount of such reduction to Tenant on or before the date that is thirty (30) days after Tenant’s written demand for such sums, or (y) if the Security Deposit is in the form of the LOC, cooperate with Tenant to have the LOC amended or reissued to reflect such reduction.

e.
Increases and Decreases in the Security Deposit Due to Finances of Tenant.  In the event that Tenant’s “Current Ratio” (i.e. current assets over current liabilities) as set forth in Tenant’s quarterly filings with the Securities and Exchange Commission (provided, that if Tenant is no longer a public company, then the Current Ratio shall be as set forth in Tenant’s certified financial reports, which shall be reasonably acceptable to Landlord) decreases below 2.50 (the “Threshold”) at any time during the Term of this Lease, then Tenant shall increase the Security Deposit by an amount equal to one (1) months’ Basic Rent (at the rental rate then payable under this Lease) for each “Milestone” below which Tenant’s Current Ratio falls.  The “Milestones” are 2.50, 2.00, 1.50, 1.00, 0.50, and 0.00.  Notwithstanding the foregoing, in no event shall Tenant be required to increase the Security Deposit to an amount greater than the amount equal to six (6) months’ Basic Rent (at the rental rate then payable under this Lease).  If the Security Deposit is increased pursuant to the foregoing provisions, Tenant shall deliver such increased amount to Landlord on or before the date that is ten (10) days after Landlord’s written demand for such sums; provided that if the Security Deposit is in the form of the LOC and Tenant is delayed in delivering an amended or new LOC to reflect such increases, Tenant may satisfy the requirements of this subparagraph (e) by delivering cash to Landlord in the amount of such increases, such cash to be held by Landlord in accordance with the terms of this Section 14.17 pending the issuance of an amended or new LOC.

For example: if Tenant’s Current Ratio decreases below the 2.50 Milestone to 2.30, then Tenant shall be required to increase the Security Deposit by one (1) months’ Basic Rent.  Thereafter, if Tenant’s Current Ratio decreases below the 2.00 Milestone to 1.60, then Tenant shall be required to increase the Security Deposit by an additional one (1) months’ Basic Rent.  Thereafter, if Tenant’s Current Ratio decreases below the 1.50 Milestone to 1.45, then Tenant shall be required to increase the Security Deposit by an additional one (1) months’ Basic Rent, and such trend shall continue for every time Tenant’s Current Ratio drops below a Milestone, until such time as the Security Deposit is equal to six (6) months’ Basic Rent.

If, at any time after Tenant’s Current Ratio has dropped below a Milestone necessitating an increase in the Security Deposit pursuant to this subparagraph (e), Tenant’s Current Ratio increases above a Milestone (and Tenant is not in default hereunder), then the Security Deposit shall be reduced by an amount equal to one (1) months’ Basic Rent (at the rental rate then payable under this Lease) for each Milestone above which Tenant’s Current Ratio increases; provided, however, in no event shall the Security Deposit be less than two (2) months’ Basic Rent (at the rental rate then payable under this Lease); provided, however, if Tenant has not achieved the one time Security Deposit reduction described in subparagraph (d) above then in no event shall the Security Deposit be less than three (3) months’ Basic Rent (at the rental rate then payable under this Lease).  If the Security Deposit is reduced pursuant to the foregoing provisions, Landlord shall (x) if the Security Deposit is in the form of cash, return the amount of such reduction to Tenant on or before the date that is thirty (30) days after Tenant’s written demand for such sums, or (y) if the Security Deposit is in the form of the LOC, cooperate with Tenant to have the LOC amended or reissued to reflect such reduction.

For example: if Tenant’s Current Ratio has decreased below the 1.50 Milestone to 1.45 (Tenant being required to increase the Security Deposit by three (3) months’ Basic Rent as set forth above), and thereafter, Tenant’s Current Ratio increases to above the 1.50 Milestone to 1.60 (and Tenant is not in default hereunder), then the existing Security Deposit amount shall be reduced by one (1) months’ Basic Rent.

14.18.	Remedying Defaults; Late Payments

If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but not the obligation, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance is made in the Lease with respect to such default.  In performing such obligation, Landlord may make any payment of money or perform any other act.  In the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time, as published in the Wall Street Journal (but in no event less than 18% per annum or more than the maximum rate allowed by law), as an additional charge.  Any payment of Basic Rent, Escalation Charges or other charges payable hereunder not paid when due shall bear interest at a rate equal to 3% over the prime rate in effect from time to time, as published in the Wall Street Journal (but in no event less than 18% per annum or more than the maximum rate allowed by law) from the due date thereof, as an additional charge.

14.19.	Holding Over

Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to 150% of the Rent provided herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

14.20.	Surrender of Premises

Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises before or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration.  Tenant shall remove all of Tenant’s Removable Property and (i) to the extent specified by Landlord pursuant to Paragraph 5.2, all Improvements made by Tenant and (ii) with respect to improvements made by Tenant not requiring Landlord’s consent; and Tenant shall repair any damages to the Premises or the Building caused by such removal.  Notwithstanding anything in this Lease to the contrary, Tenant shall have no obligation to remove Building Standard Office Improvements from the Premises.  Any of Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

14.21.	Brokerage

Landlord and Tenant warrant and represent that they have dealt with no real estate broker in connection with this Lease except Colliers Meredith & Grew and Grubb & Ellis Company.  The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, cost, damage or expense, including reasonable attorney fees, arising from the breach.  Landlord shall pay the commissions of Colliers Meredith & Grew and Grubb & Ellis Company in accordance with separate written agreements.

14.22.	Environmental Compliance

Tenant shall not cause any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, “Hazardous Materials”) to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, “Hazardous Materials Activities”) without first receiving Landlord’s written consent, which may be withheld for any reason and revoked at any time.  If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant’s expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions.  Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant’s employees, agents, contractors, licensees or invitees, whether or not consented to by Landlord.  Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities, arising out of Tenant’s Hazardous Materials Activities.  For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as “hazardous substances,” “toxic substances,” or “hazardous wastes” in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended (“RCRA”); those substances defined as “hazardous wastes” in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as “hazardous materials” or “oil” in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (collectively, “Regulations”).  Before using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy.  Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations.  If Tenant’s activities violate or create a risk of violation of any Regulations, Tenant shall cease such activities immediately upon notice from Landlord.  Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an imminent hazard under any Regulations.  Landlord, Landlord’s representatives and employees may enter the Premises at any time during the Term to inspect Tenant’s compliance herewith, and may disclose any violation of any Regulations to any governmental agency with jurisdiction.  Nothing herein shall prohibit Tenant form using minimal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all applicable laws and subject to all of the other provisions of this Section 14.23. Landlord hereby confirms and agrees that Tenant shall have no liability for the environmental condition of the Premises, the Building or the Property prior to the Commencement Date (except as may arise from any entry by Tenant prior to that date).

Not later than February 27, 2009 Landlord shall cause a Phase I Environmental Site Assessment ("Phase I ESA") with respect to Lot 4 and Lot B on plans entitled “Definitive Subdivision Plans for Upland Woods, Upland Road, Norwood, MA “ to be conducted in accordance with ASTM Standard E 1527-05, and shall provide Tenant with a copy of the Phase I ESA  along with a reliance letter addressed to Tenant.   Landlord shall investigate any "recognized environmental conditions" identified therein, shall promptly remediate any hazardous substances and petroleum products found to be present on or about the Premises, and shall provide Tenant with evidence of any such remediation.

14.23.	Exhibits

Exhibits A, B, C, D, E, F, G, H and I attached hereto are hereby incorporated by reference as fully as if set forth herein in full.

14.24.	Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the Laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.25.	Evidence of Authority.

If Tenant is an entity, Tenant shall, simultaneously with the delivery to Landlord of this Lease, deliver to Landlord a Secretary’s Certificate or similar instrument evidencing that the execution of this Lease by Tenant has been properly authorized and that the individual executing this Lease on behalf of Tenant is authorized to do so.

14.26.	Representations and Warranties of Tenant.

Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.  Tenant shall re-certify such representations to Landlord periodically, upon Landlord’s reasonable request.

a.
If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity.  Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder.  This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

b.
Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

c.	Tenant is not in violation of any Anti-Terrorism Law (hereinafter defined).

d.	Tenant is not, as of the date hereof:

i.
conducting any business or engaging in any transaction or dealing with any Prohibited Person (hereinafter defined), including the governments of Cuba, Iran, North Korea, Myanmar and Syria and, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person;

ii.	dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

iii.
engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law.

e.	Neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered a material default under this Lease.

As used herein, "Anti-Terrorism Law" is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, Title 3 of the USA Patriot Act, and any regulations promulgated under any of them.  As used herein "Executive Order No. 13224" is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism", as may be amended from time to time.  "Prohibited Person" is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. "USA Patriot Act" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56), as may be amended from time to time.

14.27.	Landlord’s Representations and Warranties

a.
Landlord is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Landlord have the full right and authority to execute this Lease on behalf of Landlord and to bind Landlord without the consent or approval of any other person or entity.  Landlord has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder.  This Lease is a legal, valid and binding obligation of Landlord, enforceable in accordance with its terms.

b.	To Landlord’s knowledge, the status of the title of the Property is as set forth in the title policy attached hereto as Exhibit I.

c.
The Building, and Landlord's Work in the Premises, shall be constructed in accordance with all applicable federal, state, and local laws, ordinances and regulations, free of all mechanics and materialmen's liens (subject to Landlord’s right to bond over the same in accordance with Section 4.2(a) above).

d.
Landlord has no knowledge of any matters related to the environmental condition of the Property, other than as set forth in (1) the “Phase II Environmental Site Assessment 1 Upland Road Norwood, Massachusetts,” prepared by GZA GeoEnvironmental, Inc. in August 2003, and (2) the letter prepared by GZA GeoEnvironmental, Inc. dated June 30, 2008.

14.28.	Permitting Matters

The obligations of Landlord hereunder are conditioned upon the securing by Landlord of all governmental permits and approvals required for the construction of the Building, on terms and conditions satisfactory to Landlord in its sole discretion (“Permits”).  In the event that Landlord has not secured the Permits by the outside date therefor set forth in Exhibit D, Landlord may terminate this Lease by written notice to Tenant, whereupon this Lease shall terminate and neither party shall have further recourse hereunder.

14.29.	Force Majeure

For purposes of this Lease, “events of Force Majeure” shall include: Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other similar causes beyond a party’s reasonable control.

ARTICLE XV

TENANT OPTION TO EXTEND

15.1.	Fair Market Rent

Whenever any provision of this Lease provides that the Fair Market Rent shall be calculated, it shall mean the fair rent for the Premises as of the commencement of the period in question under market conditions for comparable office space in the South Shore market, as well as such annual increases in rent for the period in question as are reasonably consistent with then current market conditions. Fair Market Rent shall be determined by agreement between Landlord and Tenant, but if Landlord and Tenant are unable to agree upon the Fair Market Rent within twenty (20) days after the date on which Tenant delivers notice of its exercise of its option to extend under Section 15.2 below, then the Fair Market Rent shall be determined by appraisal made as hereinafter provided by a board of three (3) reputable independent commercial real estate brokers, each of whom shall have at least ten (10) years of experience in the eastern Massachusetts rental market for comparable properties and each of whom is hereinafter referred to as "appraiser". Tenant and Landlord shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. Landlord and Tenant shall appoint their respective appraisers within fifteen (15) days after the expiration of such twenty (20) day period, and shall designate the appraisers so appointed by notice to the other party. The two appraisers so appointed and designated shall appoint the third appraiser within fifteen (15) days after their appointment, and shall designate such appraiser by notice to Landlord and Tenant. The board of three appraisers shall determine the Fair Market Rent of the space in question as of the commencement of the period to which the Fair Market Rent shall apply and shall notify Landlord and Tenant of their determinations within thirty (30) days of their appointment. If the determinations of the Fair Market Rent of any two or all three of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rent of the Premises. If the determinations of all three appraisers shall be different in amount, the average of the two values nearest in amount shall be deemed the Fair Market Rent. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "failing party"), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within five (5) days of the giving of such notice and if the failing party shall not respond by appointment of its appraiser within said five (5) day period, then the appraiser appointed by the other party shall be the sole appraiser hereunder. Tenant shall have the option, exercisable by written notice to Landlord within ten (10) days after determination of Fair Market Rent hereunder, to rescind its exercise of its option to extend under Section 15.2 below, in which event this Lease shall expire at the end of the then current Term. If Tenant does not timely deliver such notice of rescission, the determination of Fair Market Rent by the appraisers hereunder shall be final and binding upon the parties.

15.2.	Option to Extend

Tenant shall have the right and option to extend the Term for two (2) additional successive periods of five (5) years each (each, an “Extension Term”), commencing the day after the expiration of the Initial Term or prior Extension Term, respectively, and ending on the fifth (5th) anniversary thereof, provided that Tenant shall give Landlord notice of Tenant’s exercise of such option no more than fifteen (15) months and no less than twelve (12) months prior to the expiration of the Initial Term or the first Extension Term, respectively, and provided further that Tenant shall not be in default beyond any applicable notice or cure periods at the time of giving such notice or at the commencement of the Extension Term in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed.  Prior to the exercise by Tenant of such option, the expression “Term” shall mean the Initial Term as the same may have been extended, and after the exercise by Tenant of such option, the expression “Term” shall mean the Term as it has been then extended.  All of the terms, covenants, conditions, provisions and agreements in this Lease contained shall be applicable to the then extended Term, except as hereinafter set forth.  If Tenant shall give notice of its exercise of this option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant.  If Tenant shall fail to give timely notice of the exercise of such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.  The Basic Rent payable during each Extension Term shall be the greater of (a) 100% of the Basic Rent for the last year of the Initial Term or prior Extension Term, respectively, or (b) ninety-five percent (95%) of the Fair Market Rent determined in accordance with Section 15.1 above.  Landlord shall provide a refurbishment allowance to Tenant in the amount of Fifteen ($15.00) Dollars per square foot of the Premises Rentable Area for the first Extension Term if the same is exercised by Tenant in accordance with the terms hereof.  This option shall be personal to Tenant and its Affiliates, and shall not be exercisable by any other party.

ARTICLE XVI

RIGHT OF FIRST OFFER TO LEASE

Tenant shall have a right of first offer as to space in the Building which becomes available from time to time on the terms set forth herein, provided that (a) the Lease is in full force and effect, and (b) Tenant is not in default, beyond any applicable notice and cure periods, in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed, and (c) Landlord shall have no obligation to make any offer to Tenant hereunder if, at such time as an offer would otherwise be required to be made hereunder, there are 364 or fewer days remaining in the Term, as the same may have been extended at such time.  Such offer shall be on such terms and conditions as Landlord shall elect in its sole discretion.  Landlord shall provide written notice of the availability of the space to Tenant.  If Tenant fails to accept Landlord’s offer on the terms set forth therein within fifteen (15) days from delivery of Landlord’s notice, Landlord shall have the free right to lease such space to any third party on such terms as it may elect in its sole discretion, provided, however, that if the rent and other economic consideration in any contemplated lease for such space to a third party is less than ninety percent (90%) of the rent and other economic consideration under which such space was offered to Tenant, Landlord must again present an offer to Tenant with respect to such space on such lower terms in accordance with the provision hereof, for the same length of term as offered to the third party (provided that the same shall not vest  in Tenant any right to extend the Term of this Lease).  In addition,  (a) Landlord shall reoffer any space to Tenant which has not been leased by Landlord to a third party within twelve (12) months after the date Landlord has offered such space to Tenant hereunder, and (b) if a third party has leased a portion of space declined by Tenant hereunder, Landlord shall reoffer the remaining space to Tenant in  accordance with this Article XVI within thirty (30) days after Landlord has executed a lease with such third party.

Time is of the essence of the foregoing provisions.  Tenant shall be entitled only to accept Landlord’s offer as to the space set forth in the offer and no lesser portion thereof.  In the event that Tenant provides timely written acceptance of Landlord’s offer, the parties shall enter into an amendment to this Lease which incorporates the offered space into the Premises on the terms set forth herein.  This right shall be personal to Tenant and its Affiliates, and shall not be exercisable by any other party.

ARTICLE XVII

RIGHT OF FIRST OFFER TO PURCHASE

Landlord hereby grants to Tenant a right of first offer to purchase the Property, in the event that Landlord elects to sell the same to an unaffiliated third party, on the terms set forth herein.  If at any time during the Term of this Lease, Landlord elects to engage in such a sale of the Property to a third party, and if at such time (a) this Lease is in full force and effect, (b) Tenant is not in default, beyond any applicable notice and cure periods, in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed and (c) Landlord shall have no obligation to make any offer to Tenant hereunder if, at such time as an offer would otherwise be required to be made hereunder, there are 364 or fewer days remaining in the Term, as the same may have been extended at such time.  Landlord shall offer to sell the Property to Tenant on such terms and conditions as are determined by Landlord in its sole discretion (a “Purchase Offer”).  The foregoing covenant shall not prohibit Landlord from marketing the Property at the same time Tenant is considering a Purchase Offer from Landlord, provided that Landlord shall not enter a binding agreement to sell to a third party until Tenant rejects or is deemed to have rejected such Purchase Offer.  If Tenant rejects the Purchase Offer by notice to Landlord or does not accept such Purchase Offer by written notice to Landlord within five (5) business days after the date the Purchase Offer Notice is delivered to Tenant, the Purchase Offer shall conclusively be deemed to have been rejected by Tenant; thereafter, Landlord shall be free to sell the Property to other parties upon such terms and conditions as shall be satisfactory to Landlord in its sole discretion; provided, however, that (a) if the consideration in any contemplated sale to an unaffiliated third party is less than ninety percent (90%) of the total consideration for which the Sale Property was offered for sale to Tenant, Landlord must again present an Purchase Offer Notice to Tenant on such lower terms, and (b) if Landlord does not enter into a Purchase and Sale Agreement for the Sale Property with a third party within twelve (12) months of the date of the Purchaser Offer Notice, or, having timely entered into such a Purchase and Sale Agreement, Landlord does not consummate the sale to the third party within eighteen (18) months of the date of the Purchase Offer Notice, then Landlord must again present a Purchase Offer Notice to Tenant in accordance with the requirements of this Section 2.5 prior to any sale to a third party.

Notwithstanding any provision hereof to the contrary, in no event shall Tenant’s rights hereunder apply to any transfer of the Property by Landlord to any party directly or indirectly controlling, controlled by, or under common control with Landlord, to any portfolio transaction involving the sale of properties which include the Property by Landlord or any party having a direct or indirect interest in Landlord (including the sale of the entire Upland Woods Corporate Center), to any financing transaction involving the sale and leaseback of the Property to a party directly or indirectly controlling, controlled by, or under common control with Landlord, to any transfer of the Property as part of an exchange transaction under Section 1031 of the Internal Revenue Code of 1986, as amended, to any foreclosure sale of the Property or any deed in lieu thereof, or to any option to purchase, right of first refusal, right of first offer or similar agreement.

If Tenant timely accepts a Purchase Offer pursuant to the provisions hereof, Tenant and Landlord shall use good faith efforts to negotiate with and execute and deliver to each other within 21 days following Tenant’s acceptance of the Purchase Offer, a Purchase and Sale Agreement drafted by Landlord to reflect the terms set out in the Purchase Offer Notice (a “P&S).  The P&S shall include (a) a thirty (30) day due diligence period during which Tenant may elect to terminate the P&S in its sole discretion (b) a right on the part of Tenant to inspect the physical condition of the Property, subject to commercially customary indemnity and insurance requirements, and (c) an obligation on the part of Landlord to deliver to Tenant Landlord’s then current title insurance policy, survey and environmental reports.  The property shall be sold to Tenant under the P&S  in its then “As Is,” “Where Is” condition, with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant, except to the extent otherwise provided in the Purchase Offer.  In the event that despite good faith efforts of both parties, Landlord and Tenant are unable to reach agreement on the terms of the P&S and the same is not executed and delivered by both Landlord and Tenant within said 21 day period, Landlord shall be free to sell the Property to other parties upon such terms and conditions as shall be satisfactory to Landlord in its sole discretion.  Time is of the essence with respect to the provisions hereof.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:	TENANT:
CRFI/CQ Norwood Upland, L.L.C., a Delaware limited liability company
By:  CFRI Norwood Upland, L.L.C., a Delaware limited liability company, its managing member
By:  CRI Property Trust, a Maryland real estate investment trust, its sole member
TECH TARGET, INC., a Delaware corporation

/s/ JAMES KEARY	/s/ ERIC SOCKOL
Name: James Keary	Name: Eric Sockol
Title: Treasurer	Title: Treasurer and Chief Financial Officer

EXHIBITS

Exhibit A:                                The Land

Exhibit B:                                Floor Plan

Exhibit C:                                Landlord's Work

Exhibit D:                                Schedule

Exhibit E:                                Cleaning Specifications

Exhibit F:                      Items Included in Operating Expenses

Exhibit G:                                Rules and Regulations

Exhibit H:                                Form of Letter of Credit

Exhibit I:                      Property Title Policy

EXHIBIT A

THE LAND

Those certain parcels of land located on Upper Road, Norwood, Norfolk County, Massachusetts, shown as Lot 4 and Lot B on plans entitled “Definitive Subdivision Plans for Upland Woods, Upland Road, Norwood, MA” prepared by Kelly Engineering Group, dated September 1, 2004, revised through November 17, 2004, recorded with the Norfolk Registry of  Deeds in Plan Book 532, Plans 98-104 of 2005.

EXHIBIT B

FLOOR PLAN

EXHIBIT C

LANDLORD'S WORK

EXHIBIT D

SCHEDULE

EXHIBIT E

CLEANING SPECIFICATIONS

A.	Premises

Daily on Business Days:

1. Empty and clean all waste receptacles and ash trays and remove waste material from the Premises; wash receptacles as necessary.

2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3. Spot vacuum all rugs and carpeted areas.

4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails and counter tops, within normal reach.

5. Wash clean all water fountains.

6. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

Weekly:

Vacuum all rugs and carpeted areas.

Quarterly:

Render high dusting not reached in daily cleaning to include:

1.	Dusting all pictures, frames, charts, graphs and similar wall hangings.

2.	Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

3.	Dusting all pipes and high moldings.

B.	Lavatories

Daily on Business Days:

1. Sweep and damp mop floors.

2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushmeters, pipes and toilet seat hinges.

3. Wash both sides of all toilet seats.

4. Wash all basin, bowls and urinals.

5. Dust and clean all powder room fixtures.

6. Empty and clean paper towel and sanitary disposal receptacles.

7. Remove waste paper and refuse.

8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

9. A sanitizing solution will be used in all lavatory cleaning.

Monthly:

1.	Machine scrub lavatory floors.

2.	Wash all partitions and tile walls in lavatories.

C.	Main Lobby, Building Exterior and Corridors

Daily on Business Day:

1. Sweep and wash all floors.

2. Wash all rubber mats.

3. Clean elevators, wash or vacuum floors, wipe down walls and doors.

4. Spot clean any metal work inside lobby.

5. Spot clean any metal work surrounding building entrance doors.

Monthly:

All resilient tile floors in public areas to be treated equivalent to spray buffing.

Quarterly:

Windows washed inside and outside — weather permitting.

D.	Exercise Rooms & Showers

Daily on Business Day:

1. Clean and sanitize shower floors, counters, fixtures, toilet seats, bowls & urinals

2. Clean all mirrors, glass and metal surfaces

3. Disinfect all exercise machines and door hardware

4. Vacuum carpeting

5. Remove all trash and replace liners

6. Refill any and all dispensers

7. Wash and sanitize exterior of rubbish containers

8. Wash and maintain all floor drains

9. Clean and wash all glass doors

Weekly:

1.           Wash all walls and tile surfaces

2.           Vacuum all horizontal surfaces and air vents

Bi-Weekly:

1.           Pressure wash all shower surfaces

Quarterly:

1.           Shampoo all carpeted surfaces

2.           Wash all walls

Bi-annual:

1.           Clean all glass surfaces

E.	Café, Patio

Daily on Business Day:

1. Replace chairs, tables, umbrellas etc. in an orderly organized fashion.

2. Open umbrellas each morning and close at night weather permitting.

3. Remove trash and replace liners twice a day or when necessary

4. Spot clean floors as necessary during the day and wash at night

5. Wash tables twice a day or as necessary, wipe down chairs

6. Clean and disinfect all tables nightly

7. Spot clean all walls

8. Vacuum all carpeted areas

9. Dust and wipe down all horizontal surfaces

10. Wash and maintain all floor drains

11. Spot clean all metal and glass surfaces

12. Clean all glass doors

Weekly:

1.           Pressure wash and scrub all floors, grout and brick patio areas

Bi-weekly:

1.           Wash all surfaces

Quarterly:

1.           Strip all floor surfaces

2.           Shampoo all carpeted surfaces

Bi-annual:

1.           Clean all glass

F.	Miscellaneous Services

Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant’s expense.

Initialed for Identification:

LANDLORD:__________________________                                                                                                           TENANT:

EXHIBIT F

ITEMS INCLUDED IN OPERATING EXPENSES

Without limitation, Operating Expenses shall include:

1.
All expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management, security, and protection of the Property (including, without limitation, the cafeteria, fitness center, and/or common vending area, if any, provided by Landlord), and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

2.
The cost of services, materials and supplies furnished to the Building or tenants thereof or used in the operation, repair, maintenance, cleaning, management, security, and protection of the Property (including, without limitation, a cafeteria and/or common vending area, if any, provided by Landlord).

3.
The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning, security, and protection of the Property (including, without limitation, a cafeteria and/or common vending area, if any, provided by Landlord), provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties and of establishment of reasonable reserves relating to operation and maintenance of the Property.

4.
Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, but in no event more than five percent (5%) of gross annual income of the Property, whether or not actually paid, or where otherwise managed, the amounts accrued for management, together with amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

5.
Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgages in the Norwood area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

6.
If, during the Term of this Lease, Landlord shall make a capital expenditure (other than a capital expenditure for the structure of the Building) which is not otherwise properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year during the useful life of the capital expenditure the annual charge-off of such capital expenditure.  Annual chargeoff shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7.	Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by tenants.

8.	Betterment assessments (including interest charged thereon) provided the same are apportioned equally over the longest period permitted by law.

9.	Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

10.	Amounts allocated to the Property under the Park Covenants.

For purposes hereof, the following items may not be included as an Operating Expense:

1.	To the extent paid for by insurance proceeds actually received by Landlord, expenses for repairs or other work which is caused by fire, windstorm, casualty or any other insurable occurrence;

2.	Expenses for painting, renovating, redecorating, or other expenses to renovate space for new tenants or space vacated by any tenant;

3.	Expenses incurred in leasing any space or procuring new tenants, including, without limitation, legal fees, lease commissions paid to agents of Landlord or other brokers, or advertising expenses;

4.	Interest or principal payments on any mortgages; lease payments for any prime, underlying, or ground lease; or depreciation of the Building;

5.	Cost of utilities or services payable by any tenant directly to the provider(s) of such utilities or services;

6.
Any cost or expense incurred by Landlord for performing any work, or providing any utilities or services, including cleaning services, as the case may be, for any tenant (including Tenant) under a lease with such tenant which level of said work or services, as the case may be, exceeds the level of building standard work or services;

7.
Any cost or expense of any nature whatsoever which Landlord incurs in connection with the operation of the Building which is specifically charged directly to the tenant on whose behalf it is incurred (including Tenant and whether or not the same is finally paid), or for which Landlord is otherwise compensated, or which Landlord actually recoups, by way of set off, reduction of recovery allowed, or otherwise;

8.	Any expenses for repairs or maintenance the cost of which is actually paid for by warranties or service contracts;

9.
Any expenses incurred by Landlord in connection with the construction of the Building or the Property, or incurred with any repair of the structure of the Building required to be performed as the result of any defects in the construction of the structure of the Building.

Initialed for Identification

LANDLORD:_______                                                                                                           TENANT:

EXHIBIT G

RULES AND REGULATIONS

The following Rules and Regulations have been formulated for the safety and well being of all Tenants of the Building and to insure compliance with all municipal and other requirements.  Strict adherence to these Rules and Regulations is necessary to guarantee that each and every Tenant will enjoy a safe and undisturbed occupancy in the Building in accordance with the lease.  Any continuing violation of these Rules and Regulations by a Tenant, after notice from the Landlord, shall be sufficient cause for termination of the lease, at the option of the Landlord.

1.
The sidewalks, entrances, loading dock, atrium, elevators, vestibules, stairways, corridors, or other parts of the Building not occupied by any Tenant shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress and to from the Premises.  The Landlord shall have the right to control and operate and public portions of the Building and the facilities furnished for common use of the Tenants, in such manner as the Landlord deems best for the benefit of the Tenants generally.  Landlord shall administer the schedule for use of the Cafeteria during non-meal service hours in an equitable manner, provided that the Tenant hereunder shall have the first priority use thereof within the context of the scheduling protocol (for example, if tenants of the Building are permitted to schedule use of the Cafeteria up to two (2) weeks in advance, the Tenant hereunder shall be permitted to schedule use of the Cafeteria up to three (3) weeks in advance.)

2.	No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord.

3.
No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Premises, and no cooking (except for the use of toasters and microwave ovens) shall be done or permitted by any Tenant on the Premises.  No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or penetrate from the Premises.

4.	No inflammable, combustible or explosive fluid, chemical or substance shall be kept upon the Premises.

5.
No additional locks or bolts of any kind shall be places upon any of the doors, nor shall any changes be made in existing locks or the mechanism thereof to the doors leading to the corridors or main halls.  All entrance doors shall be kept closed during business hours except as they may be used for ingress or egress.  Each Tenant shall, upon the termination of his tenancy, restore to the Landlord all keys either furnished to, or otherwise procured by such Tenant and in the event of the loss of any keys so furnished, such Tenant shall pay to the Landlord the cost thereof.

6.
No furniture, equipment or other bulky matter of any description shall be received into the Building or carried in the elevators except in the manner and during the times approved by Lessor.  Lessee shall obtain Lessor’s determination before moving said property into the Building.  All moving of furniture, equipment, and other material within the public areas shall be under the direct control and supervision of Lessor who shall, however, not be responsible for any damage to or charges for moving the same.  Lessor shall have the sole right to determine if Lessee’s property can be safely transported in the elevators.

7.
The Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or security service.  Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 PM and 7:00 AM, Monday through Friday, and on Saturdays after 1:00 PM to register.  Each Tenant shall be responsible for all persons for whom they authorize entry into or exit out of the Building.

8.	The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purposes.

9.	Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

10.
Landlord does not maintain suite finishes which are non standard, such as bathrooms, wallpaper, special lights, etc.  However, should the need for repairs of items not maintained by Landlord arise, Landlord will arrange for the work to be done at Tenants’ expense.

11.	All Tenants and visitors are expected to observe all safety features and traffic laws in the park which include:

•	A speed limit of 20 m.p.h.
•	All stop signs are to be obeyed
•	Automobiles are not be left in the roadway at anytime
•	Automobiles are not to be left in the parking lot overnight or weekends.
•	Automobiles should be parked within marked lanes. Reserved parking and parking for the handicap signs should be respected.

12.	Landlord may, upon request by any Tenant, waive the compliance by such Tenant of any of the foregoing Rules and Regulations, provided that:

(i) No waiver shall be effective unless signed by Landlord or Landlord’s authorized agent.

(ii) Any such waiver shall not relieve such Tenant from the obligation to comply with such Rules or Regulations in the future unless expressly consented to by Landlord, and;

(iii) No waiver granted to any Tenant shall relieve any other Tenant from the obligation of complying with the foregoing Rules and Regulations unless such other Tenant has received a similar waiver in writing from Landlord.

Initialed for Identification

Landlord:________________

Tenant:_________________

EXHIBIT H

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT

LETTER OF CREDIT NO.:	[INSERT NUMBER]
DATE OF ISSUE:	[INSERT DATE]
APPLICANT:	TECH TARGET, INC. 117 KENDRICK STREET SUITE 800 NEEDHAM, MA 02494
BENEFICIARY:	CFRI/CQ NORWOOD UPLAND, L.L.C. C/O CAMPANELLI COMPANIES ONE CAMPANELLI DRIVE BRAINTREE, MA 02185
AMOUNT:	$737,402.00
EXPIRATION DATE	[INSERT DATE]
PLACE FOR PRESENTATION OF DOCUMENTS:	[INSERT LOCAL ADDRESS]
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF THE BENEFICIARY FOR THE ACCOUNT OF THE APPLICANT AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF ANNEX I AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	THE WRITTEN STATEMENT PURPORTEDLY SIGNED BY THE BENEFICIARY STATING THAT:

“BENEFICIARY IS ENTITLED TO DRAW UNDER THIS LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN LEASE AGREEMENT BETWEEN CFRI/CQ NORWOOD UPLAND, L.L.C. AND TECH TARGET, INC. DATED __________ WITH RESPECT TO PROPERTY LOCATED IN THE UPLAND WOODS CORPORATE CENTER IN NORWOOD, MASSACHUSETTS”

PARTIAL DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE (1) YEAR PERIODS FROM THE PRESENT EXPIRATION DATE HEREOF, UNLESS, AT LEAST 30 DAYS PRIOR TO ANY SUCH EXPIRATION DATE, WE SHALL NOTIFY YOU IN WRITING BY CERTIFIED MAIL AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS IRREVOCABLE LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD.  UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT(S) ON US AT SIGHT, SIGNED BY THE BENEFICIARY, ACCOMPANIED BY A STATEMENT, SIGNED BY THE BENEFICIARY, STATING THAT:

“AS OF THE DATE OF THIS DRAWING, THE BENEFICIARY HAS NOT RECEIVED A SUBSTITUTE LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO THE BENEFICIARY AS SUBSTITUTE FOR BANK LETTER OF CREDIT NO. [INSERT L/C NO.]”

NOTWITHSTANDING THE ABOVE, THE FINAL EXPIRATION DATE SHALL BE NO EARLIER THAN SIXTY (60) DAYS AFTER THE EXPIRATION DATE OF THE TERM OF LEASE.

THIS LETTER OF CREDIT IS TRANSFERABLE.  YOU MAY TRANSFER THIS LETTER OF CREDIT TO YOUR TRANSFEREE OR SUCCESSOR AT NO COST TO YOU OR YOUR TRANSFEREE BY YOUR DELIVERY TO US OF THE ATTACHED ANNEX II DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY.  APPLICANT SHALL BE RESPONSIBLE FOR THE PAYMENT OF ANY TRANSFER FEE AND ANY OTHER REQUIREMENTS RELATIVE TO THE UCP 500 (AS HEREINAFTER DEFINED) AND U.S. GOVERNMENT REGULATIONS.

IN THE EVENT THIS LETTER OF CREDIT IS TRANSFERRED, THE TRANSFEREE SHALL BE THE BENEFICIARY HEREOF AND DRAFTS AND DOCUMENTS PURSUANT HERETO MUST BE EXECUTED BY A REPRESENTATIVE OF THE TRANSFEREE.

ALL DRAFTS, ACCOMPANYING DOCUMENTS AND OTHER COMMUNICATIONS REQUIRED OR PERMITTED UNDER THIS LETTER OF CREDIT MUST BE MARKED:  “DRAWN UNDER BANK LETTER OF CREDIT NO. [INSERT L/C NO.]”

ALL DRAFTS AND ACCOMPANYING DOCUMENTS MAY BE REPRESENTED AT, AND ALL COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING AND DELIVERED TO, OUR OFFICES AT [INSERT ADDRESS OF A BANK LOCATION ACCEPTABLE TO BENEFICIARY].

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.  BANK SHALL HAVE NO OBLIGATION TO INVESTIGATE THE FACTUAL REPRESENTATIONS CONTAINED IN A DRAW REQUEST.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT THE OFFICES SPECIFIED ABOVE ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE "UCP 500”).

[SIGNATURE]

ANNEX I

DATE:	REF. NO.
AT SIGHT OF THIS DRAFT
PAY TO THE ORDER OF US$
US DOLLARS
DRAWN UNDER BANK, STANDBY LETTER OF CREDIT NUMBER NO.DATED
TO:	(BENEFICIARY’S NAME)
AUTHORIZED SIGNATURE

ANNEX II
DATE:
TO:	RE:STANDBY LETTER OF CREDIT NO.ISSUED BY L/C AMOUNT:
LADIES AND GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE.  TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER (IN THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,
(BENEFICIARY’S NAME)
SIGNATURE OF BENEFICIARY
SIGNATURE AUTHENTICATED
(NAME OF BANK)
AUTHORIZED SIGNATURE

EXHIBIT I

PROPERTY TITLE POLICY